Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE TRANSFER OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THIS WARRANT, INCLUDING RIGHT OF FIRST REFUSAL OF THE COMPANY, ALL AS MORE FULLY SET FORTH BELOW.

FABRINET

COMMON SHARE WARRANT

1,285,714 SHARES

Void December 31, 2010

Warrant No. 1

This certifies that, subject to the terms and conditions set forth herein, for value received, DAVID T. MITCHELL, TRUSTEE OF THE DAVID T. MITCHELL SEPARATE PROPERTY TRUST, or registered assigns (the “Holder”) is entitled to purchase from Fabrinet, an exempted company formed under the laws of the Cayman Islands (“FAC” or the “Company”) One Million Two Hundred Eighty-Five Thousand Seven Hundred Fourteen (1,285,714) ordinary shares of the Company (the “Shares”) at a purchase price of $ .01 United States Dollars per Share (“Purchase Price”); subject, however, to the terms and conditions set forth herein.

1.	EXERCISE OF WARRANT.

(a)        Method of Exercise.  Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part at any time prior to its termination as provided herein. To exercise the Warrant the Holder shall surrender this Warrant, duly executed by the Holder, to the Company at its principal office, accompanied by payment in the amount obtained by multiplying the Purchase Price by the number of Shares designated for exercise.

(b)        Form of Payment.  Payment may be in cash or by check payable to the order of the Company.

(c)        Partial Exercise.  On partial exercise, the Company shall promptly issue and deliver to the Holder of this Warrant a new Warrant or Warrants of like tenor in the name of the Holder providing for the right to purchase the number of Shares as to which this Warrant has not been exercised.

(d)        No Fractional Shares.  No fractional shares will be issued upon exercise of rights to purchase under this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Purchase Price.

2.	REPRESENTATIONS AND WARRANTIES

In connection with the acquisition of the Warrant and the Shares, Holder represents to the Company the following:

(a)        Investment.  Holder is acquiring the Warrant and the Shares for investment for Holder’s own account and not with the view to, or for resale in connection with, any distribution, assignment or resale to others within the meaning of the Securities Act of 1933 of the United States, as amended (the “Securities Act”) or the California Corporate Securities Law of 1968, as amended (“California Securities Law”), and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares. Holder understands that the Shares to be issued to Holder under the Warrant have not been and will not be registered under the Securities Act or under the laws of any state of the United States in reliance upon specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and in any other representations, warranties or information provided by Holder to the Company under this Agreement.

(b)        Restrictions on Transfer.  Holder acknowledges that the Shares to be issued to Holder under the Warrant must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. Holder further understands that the Company is under no obligation to register or qualify the Shares. In addition, Holder understands that the certificate representing the Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(c)        Rule 144.  Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares; the availability of certain current public information about the Company; the resale occurring not less than two years after a party has purchased and made full payment for, within the meaning of Rule 14, the security to be sold; the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as such term is defined under the Securities Exchange Act of 1934, as amended); and the number of securities being sold during any three-month period not exceeding specified limitations stated therein; provided, however, if Holder is not an affiliate of the Company and the Shares were held more than three years after full payment and acquisition from the Company or an affiliate or if the Shares are sold to the Holder pursuant to Rule 701 promulgated under the Securities Act and the Company has been subject to reporting requirements of the Securities Exchange Act of 1934, as amended, for ninety days, then certain of the foregoing conditions under Rule 144 will not be applicable.

(d)        Exemption from Registration.  Holder further acknowledges that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk and that therefore there is no assurance that any exemption from registration under the Securities Act will be available, or if available, will allow him to dispose of, or otherwise transfer, all or any portion of the Shares.

(e)        Experience.  Holder has such knowledge and experience in financial, tax and business matters to enable Holder to have the capacity to evaluate the merits and risks of acquiring the Warrant and the Shares, to make an informed investment decision and to protect Holder’s interests in connection with such purchase.

(f)        Holder’s Liquidity.  In reaching the decision to invest in the Warrant and the Shares, Holder has carefully evaluated Holder’s financial resources and investment position and the risks associated with this investment, and Holder acknowledges that Holder is able to bear the economic risks of the investment. Holder (i) has adequate means of providing for Holder’s current need and possible personal contingencies, (ii) has no need for liquidity in Holder’s investment, (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Holder’s commitment to investments which are not readily marketable is not disproportionate to Holder’s net worth and Holder’s investment in the Shares will not cause Holder’s overall commitment to become excessive.

(g)        Offer and Sale.  Holder acknowledges that Holder was not offered or sold the Warrant and the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, articles notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

(h)        Access to Data.  Holder is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant and the Shares. Holder has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Warrant and the Shares, and Holder’s investment that Holder felt necessary; and to the extent Holder availed himself of that opportunity, Holder has received satisfactory information and answers.

(i)        Risks.  Holder acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Warrant and the Shares are highly speculative, and (iii) there can be no assurance as to what return, if any, there may be. Holder is aware that the Company may issue additional securities in the future which could result in the dilution of Holder’s ownership interest in the Company.

(j)        Valid Agreement.  This Agreement when executed and delivered by Holder shall constitute a valid and legally binding obligation of Holder which is enforceable in accordance with its terms.

(k)        Residence.  The address set forth on the signature page of this Agreement is Holder’s current address and accurately sets forth Holder’s place of residence.

3.	ISSUANCE OF SHARES; RESTRICTIONS ON DELIVERY OF STOCK CERTIFICATES.

(a)        Issuance of Shares.  As soon as possible after full or partial exercise of this Warrant and in any event within twenty (20) days after such exercise, the Company at its expense will cause to be issued in the name of Holder a certificate or certificates for the number of Shares to which the Holder shall be entitled upon such exercise.

(b)        Restriction on Delivery.  The Holder hereby authorizes and directs the secretary, transfer agent or any escrow agent appointed by the Company to hold, transfer and deliver possession of the certificate(s) representing Shares as follows, with respect to the Shares as to which the Warrant has been exercised:

    (1)        As to the first 605,468 of the Shares as to which the Warrant is exercised, the certificate(s) representing the Shares shall be delivered to Holder upon issuance.

    (2)        As to the remaining Shares as to which the Warrant is exercised, the certificate(s) representing the Shares shall be held and released to Holder as options are granted to and vested in optionees under the terms and conditions of the Fabrinet 1999 Employee Share Option Plan, at the rate of one (1) Share for every four (4) shares that vest in optionees under the terms of said Plan. The calculation, release, and delivery of Shares pursuant to this subparagraph shall be made quarterly in arrears for each calendar quarter after Shares are first held under the terms of this subparagraph.

4.	ADJUSTMENT PROVISIONS.

(a)        Subdivision or Combinations.  If the Company shall at any time during the Warrant Term subdivide or combine its outstanding shares of ordinary stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Ordinary stock that would have been issuable as a result of that change with respect to the shares of Ordinary stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Ordinary stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Ordinary stock, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)        Reclassification, Exchange and Substitution.  If at any time during the Warrant Term the Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other series or class or classes of stock, whether by reclassification, recapitalization or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to purchase, in lieu of the Ordinary stock which the Holder would have become entitled to purchase but for such change, a number of shares of such other series or class or classes of stock equivalent to the number of shares of Ordinary stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that chance.

(c)        Reorganizations, Mergers, Consolidations or Sale of Assets.  Except as otherwise provided in Section 9, if at any time during the Warrant Term there shall be a capital reorganization of the Company’s ordinary stock (other than a combination, subdivision, reclassification or exchange of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to another corporation or person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale to which a holder of the deliverable upon exercise of this Warrant would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The provisions hereof shall similarly apply to any such successive reorganizations, mergers, consolidations or sales which satisfy the conditions set forth above.

(d)        Adjustment for Certain Stock Dividends.  In the event the Company at any time from time to time during the Warrant Term makes, or fixes a record date for the determination of holders of ordinary stock entitled to receive a dividend or other distribution payable in additional shares of ordinary stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase

Price then in effect by a fraction (1) the numerator of which is the total number of shares of ordinary stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be the total number of shares of ordinary stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of ordinary stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date therefor, the Purchase Price shall be recomputed according as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions.

(e)        Treatment of Fractional Shares.  If any adjustment made pursuant to subsections (a), (b), (c), or (d), above, creates a fractional Share, such Share shall be rounded to the nearest whole Share (with .5 Share being rounded to one full Share).

(f)        Notice of Adjustments.  The Company shall give notice of each adjustment or readjustment of the Purchase Price or the number of shares of Ordinary stock or other securities issuable upon exercise of this Warrant to the Holder.

(g)        No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Purchase Price or in the Shares purchasable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same Purchase Price and the same number of Shares (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that Purchase Price and that number of Shares shall be considered to have been so changed at the close of business on the date of adjustment.

5.	NOTICE OF CERTAIN EVENTS.

If at any time prior to the termination or full exercise of this Warrant:

(a)        the Company shall pay any dividend payable in stock upon its ordinary stock or make any distribution, excluding a cash dividend, to the holders of its ordinary stock;

(b)        there shall be any reclassification of the ordinary stock of the Company;

(c)        there shall be a proposed merger or consolidation of the Company or sale of all or substantially all of the Company’s assets; or

(d)        there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice shall also specify, in the case of any such dividend or distribution, the date on which the holders of ordinary stock shall be entitled thereto, and such notice shall also specify the date on which the holders of ordinary stock shall be entitled to exchange their Ordinary stock for securities or other property deliverable upon such reclassification, dissolution, liquidation or winding up, merger, consolidation or sale of assets, as the case may be. In the case of a Sale, such notice shall indicate, among other things, that the right to exercise this Warrant expires upon the effective date of such Sale.

6.	NON-TRANSFERABILITY OF WARRANT.

This Warrant may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part.

7.	TERMINATION.

Unless otherwise terminated hereunder, the right to exercise this Warrant shall expire upon the close of business on December 31, 2010.

8.	MISCELLANEOUS PROVISIONS.

(a)        Reservation of Stock.  The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of ordinary stock or other securities from time to time issuable upon exercise of this Warrant.

(b)        Replacement.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(c)        No Rights as Shareholder.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends, or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meeting of shareholders, to receive dividends or subscription rights or otherwise.

(d)        Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California.

(e)        Notices.  All notices from the Company to the Holder may be delivered in person or may be mailed by first-class, registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the Holder who shall have furnished an address to the Company in writing and if mailed such notice shall be deemed to be given upon proper deposit of such notice in the mail.

IN WITNESS WHEREOF, Fabrinet has caused this Warrant to be executed by its duly authorized officer as of the date set forth below.

Dated: January 1, 2001

FABRINET

By:	/s/ Mark J. Schwartz
Mark J. Schwartz
Sr. Vice President

ACCEPTED and AGREED:

/s/ David T. Mitchell
David T. Mitchell, Trustee

Address: